UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

ENDEAVOR ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Madison Avenue, Suite 2305, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 683-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 21, 2005, the initial public offering (“IPO”) of 15,000,000 Units (“Units”) of Endeavor Acquisition Corp. (the “Company”) was consummated. On January 5, 2006, the Company consummated the closing of 1,160,745 Units which were subject to the over-allotment option. Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant each to purchase one share of Common Stock. The 16,160,745 Units sold in the IPO, including the 1,160,745 Units subject to the over-allotment option, were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $129,285,960. Of this amount, $121,030,233.92 (or approximately $7.489 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Press release dated January 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2006	ENDEAVOR ACQUISITION CORP.

	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President